Exhibit 21

                         Subsidiaries of the Registrant

     Technitrol, Inc., which has no parent, has the following subsidiaries:

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
Name                                                                  Incorporation                  Percent Owned
----                                                                  -------------                  -------------
AMI Doduco Components B.V. (Netherlands)                              Netherlands                         100%
AMI Doduco (DE), LLC                                                  Delaware                            100%
AMI Doduco Espana, S. L.                                              Spain                               100%
AMI Doduco (France) S. A. S.                                          France                              100%
AMI Doduco GmbH                                                       Germany                             100%
AMI Doduco Hungary Kft.                                               Hungary                             100%
AMI Doduco Holding GmbH                                               Germany                             100%
AMI Doduco, Inc.                                                      Pennsylvania                        100%
AMI Doduco Investors (DE), LLC                                        Delaware                            100%
AMI Doduco Italia Holdings S.r.l.                                     Italy                               100%
AMI Doduco Italia S.r.l.                                              Italy                               100%
AMI Doduco (Mexico), S. de R. L. de C. V.                             Mexico                              100%
AMI Doduco (NC), Inc.                                                 Delaware                            100%
AMI Doduco Nederland B.V.                                             Netherlands                         100%
AMI Doduco (PR), LLC                                                  Delaware                            100%
AMI Doduco Singapore Holding Pte. Ltd.                                Singapore                           100%
AMI Doduco (Tianjin) Electrical Contacts Manufacturing Co. Ltd.       People's Republic of China          100%
AMI Doduco (UK) Ltd.                                                  United Kingdom                      100%
Boothbay Pte. Ltd.                                                    Singapore                           100%
Changshu Full Rise Electronic Co, Ltd.                                Peoples Republic of China            57%
CST Electronics Co., Ltd.                                             Hong Kong                           100%
Dongguan Pulse Electronics Co., Ltd.                                  People's Republic of China          100%
Electro Componentes Mexicana S. A. de C. V.                           Mexico                              100%
Electro Corporacion Mexicana S. A. de C. V.                           Mexico                              100%
Everelite Developments Ltd.                                           West Samoa                           57%
Excelsus Technologies Limited                                         Hong Kong                           100%
Full Rich (Ning Bo) Electronic co., Ltd.                              Peoples Republic of China            57%
Full Rise Electronic Co., Ltd. (Fuliwang)                             Peoples Republic of China            57%
Full Rise Electronic Co., Ltd. (Hong Kong)                            Hong Kong                            57%
Full Rise Electronics Pte. Ltd. (Singapore)                           Singapore                            57%
Full Rise Electronic Co., Ltd. (Taiwan)                               Taiwan                               57%
Krantz Computer, Inc.                                                 Delaware                            100%
LK Products (Overseas Holdings)                                       United Kingdom                      100%
LK Products Oy                                                        Finland                             100%
LK Products Hungary Industrial Ltd. (Hungary)                         Hungary                             100%
LK Products (Suzhou) Telecommunication Components Co. Ltd. (PRC)      Peoples Republic of China           100%
Maxtop Profits Limited                                                Samoa                                57%
Maxtop (Ning Bo) Telecom Electronic Co, Ltd.                          Peoples Republic of China            57%
MCS Holdings, Inc.                                                    Delaware                            100%
Pulse Canada Ltd.                                                     Canada                              100%
Pulse Components Ltd. (Hong Kong)                                     Hong Kong                           100%
Pulse Elektronik Sanay Ticaret L.S.                                   Turkey                              100%
Pulse Electronics (Europe) Ltd.                                       United Kingdom                      100%
Pulse Electronics Ltd. (Hong Kong)                                    Hong Kong                           100%
Pulse Electronics (Singapore) Pte. Ltd.                               Singapore                           100%
Pulse Engineering, Inc.                                               Delaware                            100%
Pulse GmbH                                                            Germany                             100%
Pulse Italy S.r.L.                                                    Italy                               100%
Pulse S.A.S.                                                          France                              100%
Samoa Glory Profit Trading, Ltd.                                      West Samoa                           57%
Smart Jumbo Industries Limited                                        Hong Kong                           100%
Technitrol Delaware, Inc.                                             Delaware                            100%
Technitrol Singapore Holdings Pte. Ltd.                               Singapore                           100%
TNL Singapore Components Holdings Pte. Ltd.                           Singapore                           100%
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